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                                                                    EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

                  This Stock Purchase Agreement dated as of February 9, 1999 (this "Agreement"), among Prairie Boy's Investments, Inc., a Florida corporation (the "Buyer"), III Global Ltd., a Cayman Islands corporation ("III Global"), and III Fund Ltd., a Cayman Islands corporation ("III Fund") (III Global and III Fund being sometimes collectively referred to herein as the "Sellers"),

                  WHEREAS, III Fund is the record and beneficial owner of 7,286,926 shares of Common Stock, par value $.01 per share (the "Common Stock"), of The Aegis Consumer Funding Group, Inc., a Delaware corporation (the "Company");

                  WHEREAS, III Fund is the record and beneficial owner of 12 shares of Series C Preferred Stock, par value $.10 per share, of the Company (the "Preferred Stock");

                  WHEREAS, III Global is the record and beneficial owner of 5,849,061 shares of the Common Stock and nine shares of the Preferred Stock;

                  WHEREAS, the Buyer desires to purchase all of such Common Stock and an aggregate of 12 shares of the Preferred Stock (sometimes collectively referred to herein as the "Securities")



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from the Sellers and III Fund and III Global, respectively, desire to sell to the Buyer such Common Stock and Preferred Stock, on the terms and conditions hereinafter set forth in this Agreement;

                  WHEREAS, as more fully hereinafter set forth, it is the intention of the parties that, as a result of the transactions provided for herein, Buyer shall become the beneficial owner of or have the right to acquire (upon the conversion of the Preferred Stock) not less than an aggregate of 50.1% of the outstanding Common Stock of the Company and that the sale and assignment of Common Stock and Preferred Stock by the Sellers to the Buyer shall be without any express or implied representation or warranty by either of the Sellers (with regard to Aegis, its financial condition, financial statements, business, assets, liabilities, prospects or any other matter) except as expressly hereinafter set forth.

                  NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is acknowledged, it is agreed as follows:










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                                    ARTICLE I

                       SALE AND PURCHASE OF THE SECURITIES

                  Section 1.1 Sale and Purchase of the Securities. On the date hereof:

                  (a) III Fund shall deliver to the Buyer (i) a certificate or certificates representing an aggregate of 7,286,926 shares of Common Stock accompanied by a duly executed stock power with signatures guaranteed transferring and assigning such Common Stock to Buyer subject only to the lien created by the Pledge Agreement (as such term is defined herein) and (ii) a certificate representing an aggregate of seven shares of Preferred Stock accompanied by a duly executed stock power with signatures guaranteed transferring such Preferred Stock to the Buyer subject only to the lien created by the Pledge Agreement.

                  (b) III Global shall deliver to the Buyer (i) a certificate or certificates representing an aggregate of 5,849,061 shares of Common Stock accompanied by a duly executed stock power with signatures guaranteed transferring and assigning such Common Stock to Buyer subject only to the lien created by the Pledge Agreement and (ii) a certificate representing an aggregate of five shares of Preferred Stock accompanied by a duly executed stock power with signatures guaranteed transferring such Preferred Stock to the Buyer subject only to the lien created by the Pledge Agreement.



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                  (c) In payment of the purchase price for the Common Stock and
Preferred Stock, the Buyer shall deliver (i) to III Fund a duly executed promissory note in the form attached hereto as Exhibit I in the principal amount of $1,892,753.40 (a "Note"); (ii) to III Global a duly executed Note in the principal amount of $1,496,376.60; and (iii) to III Fund and III Global a duly executed Pledge Agreement in the form attached hereto as Exhibit II creating a security interest in the Securities in favor of the Sellers to secure the payment of the principal and interest on the Notes when due and payable in accordance therewith and (iv) to the Sellers, certificates representing the Securities accompanied by the stock power referred to in Section 1(a) of the Pledge Agreement, to be held by Sellers pursuant to the terms of the Pledge Agreement to secure the payment of principal and interest due and payable on the Notes.

                  (d) The Sellers shall deliver to the Buyer and the Company a duly executed copy of the form of Confirmation Agreement attached hereto as
Exhibit III pertaining to certain indebtedness owed by the Company to the Sellers and their Affiliates and the liens securing such indebtedness.

                  Section 1.2  General.  The parties acknowledge that:

                  (a) the Preferred Stock is convertible into Common Stock of the Company; on the date hereof the 12 shares of Preferred Stock being sold, transferred and assigned by the



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Sellers to the Buyer on the date hereof are convertible into an aggregate of
3,809,663 shares of Common Stock;

                  (b) it is intended by the parties that the aggregate number of shares of Common Stock being sold, assigned and transferred to the Buyer on the date hereof (the "Existing Shares") plus the number of shares of Common Stock into which the Preferred Stock being sold, assigned and transferred to the Buyer on the date hereof is convertible (the "Conversion Shares"), will equal that number of shares of Common Stock of the Company equal to 50.1% (the "Required Percentage") of the outstanding shares of Common Stock of the Company, after giving effect to such conversion (the "Outstanding Common Stock") on the date hereof;

                  (c) it is acknowledged that, prior to any conversion of the Preferred Stock, the Buyer will be required to make the filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1974 (the "HSR Act") and the regulations thereunder, and delay conversion until the expiration of the waiting period or periods therein provided. Provided that the Buyer shall have made, or caused to be made, such HSR Act filing within 30 days of the date of this Agreement and such waiting period shall have expired not later than 60 days after the date of this Agreement (the "Expiration Date"), if on the Expiration Date the sum of the Existing Shares plus the Conversion Shares divided by the Outstanding Common Stock on the Expiration Date is less than the Required Percentage, (i) the Sellers shall sell, transfer and



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assign to the Buyer that number of additional shares of Preferred Stock so that upon conversion thereof the Buyers will have or be entitled to receive the Required Percentage of the Outstanding Common Stock on the Expiration Date and
(ii) the Buyer shall execute and deliver to the Sellers such documents as may be reasonably necessary to amend the Notes to increase the principal amount thereof by an amount equal to $0.20 times the number of additional shares of Common Stock into which such additional Preferred Stock shall then be convertible.

                  It is understood that on the date hereof III Fund owns of record five shares of Preferred Stock and III Global owns of record four shares of Preferred Stock which are not being sold, transferred and assigned to the Buyer pursuant to Section 1.1. Nothing in this Section 1.2 shall obligate III Fund or III Global to sell, assign and transfer to Buyer more than five and four additional shares of Preferred Stock, respectively.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  Section 2.1 Representations and Warranties of III Global. As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, III Global represents and warrants to the Buyer as follows:




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                  (a) Organization and Authority of III Global. III Global is a
corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands. III Global has full corporate power and authority to own or lease and to operate and use its properties and to carry on its business as now conducted.

                  III Global has full corporate power and authority to execute, deliver and perform this Agreement and each of the Seller Ancillary Agreements. This Agreement and each of the Seller Ancillary Agreements have been duly authorized, executed and delivered by III Global and is the legal, valid and binding obligation of III Global enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

                  Neither the execution and delivery by III Global of this Agreement or the Seller Ancillary Agreements or the consummation by III Global of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

                  (A) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of




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         acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets or properties of III Global under (1) its memorandum or articles of association or by-laws, (2) any note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which is a party or any of the assets or properties of III Global is subject or by which III Global is bound, (3) any Court Order to which III Global is a party or any of the assets or properties of III Global is subject or by which III Global is bound, or (4) any Requirements of Laws affecting III Global or its assets or properties; provided that no representation or warranty is made in this clause (A) with respect to any matter concerning III
         Global that individually could not reasonably be expected to have a Material Adverse Effect with respect to III Global; or

                  (B) require the approval, consent, authorization or act of, or the making by III Global of any declaration, filing or registration with, any Person.

                  (b) III Global is the record and beneficial owner of 5,849,061 shares of Common Stock and nine shares of Preferred Stock. All of such Common Stock and Preferred Stock is validly issued, fully paid and nonassessable and was not issued in violation of any preemptive or similar rights. All of such




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shares are owned by III Global free from all Encumbrances of any kind except for
Permitted Encumbrances.

                  (c) No Finder. Neither III Global nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

                  (d) Litigation. There is no action, suit or proceeding pending, or, to the knowledge of III Global, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

                  (e) Distribution. Since June 30, 1998, no dividends or other cash distributions have been paid or made with respect to the equity securities of the Company and the Company has not paid any amounts to its officers or employees other than regular salaries and employee benefits payable in the ordinary course of the Company's business.

                  Section 2.2 Representations and Warranties of III Fund. As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, III Fund represents and warrants to the Buyer as follows:

                  (a) Organization and Authority of III Fund. III Fund is a corporation duly organized, validly existing and in good



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standing under the laws of the Cayman Islands. III Fund has full corporate power and authority to own or lease and to operate and use its properties and to carry on its business as now conducted.

                  III Fund has full corporate power and authority to execute, deliver and perform this Agreement and each of the Seller Ancillary Agreements. This Agreement and each of the Seller Ancillary Agreements have been duly authorized, executed and delivered by III Fund and is the legal, valid and binding obligation of III Fund enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

                  Neither the execution and delivery by III Fund of this Agreement or the Seller Ancillary Agreements or the consummation by III Fund of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

                  (A) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets or properties of III Fund under (1) its memorandum or articles of association or by-laws, (2)



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         any note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which III Fund is a party or any of the respective assets or properties of III Fund is subject or by which III Fund is bound, (3) any Court Order to which III Fund is a party or any of the assets or properties of III Fund is subject or by which III Fund is bound, or (4) any Requirements of Laws affecting III Fund or its assets or properties; provided that no representation or warranty is made in this clause (A) with respect to any matter concerning III Fund that individually could not reasonably be expected to have a Material Adverse Effect with respect to III Fund; or

                  (B) require the approval, consent, authorization or act of, or the making by III Fund of any declaration, filing or registration with, any Person.

                  (b) III Fund is the record and beneficial owner of 7,286,926 shares of Common Stock and 12 shares of Preferred Stock. All of such Common and Preferred Stock is validly issued, fully paid and nonassessable and was not issued in violation of any preemptive or similar rights. All of such shares are owned by III Fund free from all Encumbrances of any kind except for Permitted Encumbrances.



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                  (c) No Finder. Neither III Fund nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

                  (d) Litigation. There is no action, suit or proceeding pending, or, to the knowledge of III Fund, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

                  (e) Distributions and Payments. Since June 30, 1998, no dividends or other cash distributions have been paid or made with respect to the equity securities of the Company and the Company has not paid any amounts to its officers or employees other than regular salaries and employee benefits payable in the ordinary course of the Company's business.

                  Section 2.3 No Other Representations and Warranties of Sellers. The Buyer acknowledges and agrees that, except as expressly set forth in Sections 2.1 and 2.2 of this Agreement, neither of the Sellers has made or is making any representation or warranty, express or implied, oral or written, with respect to the Common Stock, the Preferred Stock, the Company, the Company's business and prospects, the Company's past or present financial condition, any of the Company's financial statements, assets, liabilities (fixed or contingent), its past or present compliance or failure to comply with applicable laws and regulations, the



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status of its relationship with third parties, including, without limitation, parties to contracts or agreements to which the Company is a party or by which it is bound, employees, federal, state or local regulatory agencies, or any other matter or matters with respect to the Company or which have affected or may effect its operations, results of operations, continuing viability or ability to conduct business. The Securities being sold to the Buyer hereunder are sold, except as stated in the preceding sentence, "as is" and "where is."

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

                  As an inducement to the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer hereby represents and warrants to each of the Sellers and agrees as follows:

                  Section 3.1 Organization of the Buyer. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.



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                  Section 3.2 Authority of the Buyer. The Buyer has full power and authority to execute, deliver and perform this Agreement and the Buyer Ancillary Agreements. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by the Buyer have been duly authorized and approved by Buyer's Board of Directors. This Agreement, and the Buyer Ancillary Agreements, have each been duly authorized, executed and delivered by the Buyer and is the legal, valid and binding agreement of the Buyer enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

                  Neither the execution and delivery of this Agreement or the Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

                  (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (1) the articles of incorporation or by-laws of the Buyer, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization,



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         right, restriction or obligation to which the Buyer is a party or any of its properties is subject or by which the Buyer is bound, (3) any Court Order to which the Buyer is a party or by which it is bound or
         (4) any Requirements of Laws affecting the Buyer; or

                  (ii) require the approval, consent, authorization or act of, or the making by the Buyer of any declaration, filing or registration with, any Person.

                  Section 3.3 No Finder. Neither the Buyer nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

                  Section 3.4 Investment Representations. The Buyer (a) is acquiring the Securities for its own account for investment, and not with a view to resale or distribution, in whole or in part, in violation of the Securities Act of 1933, as amended (the "Act"); (b) is not acquiring the Securities pursuant to any pre-existing agreement, plan or intention to purchase the Securities and neither the Buyer nor its Affiliates nor any Person acting on its or their behalf entered into any option, short position, equity swap or other similar instrument or position with respect to any of the Securities; (c) acknowledges and agrees that the Securities have not been registered under the Act and may be resold only (i) pursuant to an effective Registration Statement



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under the Act and any applicable state securities laws ("State Acts"), (ii)
pursuant to an exemption from registration under the Act and any applicable State Acts or (iii) in accordance with Rule 903 or/and 904 of Regulation S under the Act; (d) understands that the Securities are being transferred to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Sellers are relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments, and understandings set forth in this
Section 3.4 in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities; (e) will not make any sale, transfer or other disposition of the Securities in violation of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any State Acts, or the rules and regulations of the SEC or any state securities commission, promulgated under any of the foregoing, and that its purchase of the Securities does not violate the Act, the Exchange Act, any State Acts, or the rules and regulations of the SEC or any state securities commission promulgated thereunder, and that all offers or sales of the Securities will be made in compliance with the foregoing or in accordance with the provisions of Rules 903 or/and 904 of Regulation S; (f) has relied solely upon an independent investigation of the Company, its business, assets, liabilities and condition made by it and its representatives and has, prior to the date hereof, been given access to and the opportunity to




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examine all books and records of the Company, and all material contracts and documents of the Company; (g) in making its investment decision to purchase the Securities, is not relying on any oral or written representations, warranties or assurances from the Sellers (other than as expressly set forth herein) or any other Person or any representation by the Company; (h) has such experience in business and financial matters that it is capable of evaluating the risk of its investment in the Company and determining the suitability of its investment; (i) is an accredited investor as defined in Rule 501 of Regulation D under the Act; and (j) understands and acknowledges that an investment in the Securities involves a high degree of risk. The Buyer further acknowledges (A) that there are limitations on the liquidity of the Securities and there is no public market for the Preferred Stock; and (B) that the Buyer is able to bear the economic risk of an investment in the Securities, including a possible total loss of such investment.

                  Section 3.5 Litigation. There is no action, suit or proceeding pending, or, to the knowledge of the Buyer, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.





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                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

                  Section 4.1 Release of Sellers and Affiliates; Insurance. (a) The Buyer hereby releases each of (a) the Sellers and III Finance, III Associates, III Offshore Advisors, James River Capital Corp. and their respective Affiliates, stockholders, partners, directors, officers, employees and agents and (b) each of the current directors, officers and employees of the Company (collectively, the "Released Parties"), from and against any debt, liability, obligation, cause of action, claim, damage, cost, Loss or Expense which (x) the Company may have, or be owed or have incurred or (y) the Buyer may have, or be owed or have incurred or be entitled to as a stockholder of the Company (whether in its own right or derivatively on behalf of the Company) in either case arising out of any act or action authorized by this Agreement or any act, failure to act or breach of duty by the Released Parties or any of them with regard to the Company or its subsidiaries at any time or prior to the date hereof (including, without limitation, the sale of the SST Shares by the Company to AVM and III Associates pursuant to the SST Stock Purchase Agreement and the expiration of the Repurchase Option), provided that nothing herein shall release any of the Released Parties with respect to any breach by any of them of the obligations set forth in this Agreement or any of the Seller Ancillary Agreements or with regard to any other acts or events



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occurring after the date hereof (other than acts authorized by this Agreement).

                  (b) The Buyer shall use its best efforts to cause the Company to maintain continuously in effect, for six years after the date hereof, directors' and officers' liability insurance covering those persons currently covered by the Company's policy for acts or omissions occurring at or prior to the date hereof on terms no less favorable than current coverages. The Buyer shall use its best efforts to cause the Company to pay any deductible specified by such insurance. The Buyer shall also use its best efforts to cause the Company to indemnify and hold harmless (and advance expenses to) all past and current directors, officers and employees of the Company and of its subsidiaries, for claims made within six years after the date hereof arising out of acts or omissions occurring at or prior to the date hereof, to the same extent such persons are currently indemnified by the Company pursuant to the Company's Amended and Restated Certificate of Incorporation, its By-laws and/or applicable Delaware law.

                  Section 4.2 Rights Under Existing Loan Agreements. Nothing in this Agreement or any of the Seller Ancillary Agreements shall be deemed to bar any investment fund (including, but not limited to, III Finance) advised or managed by III Associates, III Offshore Advisors or their respective Affiliates (or bar III Associates, AVM or III Offshore Advisors as agent of any such fund) from exercising any right or taking or refraining




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from taking any action as lender or otherwise pursuant to the Existing Loan
Agreements (including, without limitation, the foreclosure of any lien or any security interest or the right to accelerate any loan or loans to the Company outstanding under any such Existing Loan Agreements or the exercise of any other right which may arise upon the occurrence or continuance of an event of default thereunder) or otherwise or subject either of the Sellers or their respective Affiliates to any liability to the Company or the Buyer in the event of the exercise of any such right or taking or refraining from taking any such action.

                  (b) The Buyer acknowledges and agrees that, except as provided in the last sentence of this clause (b), the Sellers and their Affiliates shall not be required, after the date hereof, to make any further advances to the Company under any of the Existing Loan Agreements or under or by reason of any other written or oral arrangement or course of conduct. The Buyer represents to Sellers that it has obtained or will obtain financing for the Company adequate to permit the Company to continue its present level of operations for at least 12 months. It is contemplated that III Finance shall continue, for a period not to exceed 30 days from the date hereof, to fund the acquisition of automobile finance receivables by Aegis pursuant to the terms of the Loan Warehouse Agreement (as such term is defined in the Confirmation Agreement); provided that
(i) the underwriting and other credit quality standards applied during such 30 day period shall be the same as those being applied on



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


the date hereof and, in any event, shall be reasonably satisfactory to III Finance and (ii) the receivables generated with the proceeds of such financing shall be subject to the lien created by the Loan Warehouse Agreement in favor of III Finance.

                  Section 4.3 Repurchase Options. The Buyer acknowledges that the Repurchase Options, as amended, have expired by their terms and the Company has no financial or equity interest in SST or right to acquire SST or any of SST's outstanding securities or assets.

                  Section 4.4 No Changes in Company Capitalization. (a) The Buyer agrees that unless and until all amounts of principal and interest due and payable with respect to the Notes have been paid in full, it shall not permit the Company or any of its subsidiaries to issue (i) any equity securities (other than upon the conversion of preferred shares of the Company outstanding on the date hereof) except at a cash price (net of all related expenses) of not less than $.20 per share, or (ii) any debt or equity securities, or options, warrants or similar rights, which are convertible into, or exchangeable for, or permit the holder thereof to acquire, any equity securities of the Company or any of its subsidiaries unless the Company shall be entitled to receive upon such conversion, exchange or acquisition a cash price (net of all related expenses) of not less than $.20 per share.




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


                  (b) The Buyer further agrees that, unless and until all amounts of principal and interest due and payable with respect to the Notes have been paid in full, it shall not sell short any of the Securities or sell or purchase any put or call with respect thereto.

                  (c) The Buyer agrees that the full amount of any cash dividends received by it from Aegis with respect to the Securities shall be promptly paid to Sellers, pro rata, in repayment of (i) first, any accrued but unpaid interest on the Notes, and (ii) the balance, if any, any unpaid principal amount of the Notes.

                                    ARTICLE V

                                   DEFINITIONS

                  5.1. Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 5.1 and shall be equally applicable to both the singular and plural forms.

                  "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person; provided that the Company shall not be deemed an Affiliate of Seller.




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                  "AVM" means Adams, Viner & Mosler, Ltd., a limited partnership organized under the law of Illinois.

                  "BUYER" has the meaning specified in the first paragraph of this Agreement.

                  "BUYER ANCILLARY AGREEMENTS" means the Notes, the Pledge Agreement and all other agreements, instruments and documents being or to be executed and delivered the Buyer under this Agreement or in connection herewith.

                  "COMPANY" has the meaning specified in the second paragraph of this Agreement.

                  "CONFIRMATION AGREEMENT" means the form of agreements attached have to as Exhibit III.

                  "CONVERSION SHARES" has the meaning set forth in Section
1.2(b)

                  "COURT ORDER" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

                  "ENCUMBRANCE" means any lien (statutory or other), claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other



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


title retention agreements, preference, priority or other security agreements or preferential arrangement of any kind or nature, and any easement, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

                  "EXCHANGE ACT" has the meaning specified in Section 3.4.

                  "EXISTING LOAN AGREEMENTS" means the following agreements:
Loan and Security Agreement dated March 14, 1997 between Aegis Consumer Finance, Inc., Aegis Acceptance Corp. and III Finance Ltd., as amended, the Amended and Restated Master Loan Agreement dated April 30, 1997 among Aegis Auto Finance, Inc., Aegis Consumer Finance, Inc. and III Finance Ltd., as amended, and the Loan and Security Agreement dated as of March 14, 1997 between Aegis Auto Finance, Inc. and III Finance Ltd., as amended.

                  "EXISTING SHARES" has the meaning set forth in Section 1.2(b).

                  "EXPENSES" means any and all expenses incurred by the Buyer, the Company or any of their respective Affiliates in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder by the Buyer (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

                  "GOVERNMENTAL BODY" means any foreign, federal, state, local or other governmental authority or regulatory body.

                  "HSR ACT" has the meaning specified in Section 1.2(c).

                  "LOSSES" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

                  "MATERIAL ADVERSE EFFECT" means any condition, circumstance, change or effect (or any development that, insofar as can be reasonably foreseen, would result in any condition, circumstance, change or effect) that is materially adverse to the assets, business, financial condition, or results of operations of the Company, Sellers or the Buyer, as applicable.

                  "OUTSTANDING COMMON STOCK" has the meaning set forth in
Section 1.2(b).

                  "PERMITTED ENCUMBRANCES" means liens for taxes and other governmental charges and assessments arising in the ordinary course of business which are not yet due and payable.

                  "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

                  "REPURCHASE OPTIONS" means the options to repurchase SST Shares provided in Section 7.8 of the SST Stock Purchase Agreement.

                  "RELEASED PARTIES" has the meaning specified in Section 4.2. "REQUIREMENTS OF LAWS" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including those pertaining to electrical, building, zoning, subdivision, land use, environmental and occupational safety and health requirements) or common law.

                  "REQUIRED PERCENTAGE" means 50.1% with reference to the Outstanding Common Stock.

                  "SECURED LOANS" means the indebtedness of the Company issued under or pursuant to the Existing Loan Agreements and secured by, among other things, a lien upon the SST Shares.

                  "SEC" means the Securities and Exchange Commission or any successor agency.

                  "SECURITIES" has the meaning specified in the preambles to this Agreement.

                  "SELLERS" has the meaning specified in the first paragraph of this Agreement.

                  "SELLERS ANCILLARY AGREEMENTS" means the Pledge Agreement, the Confirmation Agreement, and all other agreements, instruments and documents being or to be executed and delivered by the Sellers under this Agreement or in connection herewith.

                  "SST" means Systems & Services Technologies, Inc., a Delaware corporation.

                  "SST SHARES" means the Common Stock of SST owned on the date hereof by AVM and III Associates, which was subject to the Repurchase Options.

                  "SST STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of January 28, 1998 among the Company, AVM and III Associates.

                  "STATE ACTS" has the meaning specified in Section 3.4.

                  "III ASSOCIATES" means III Associates, a general partnership organized under the laws of Nevada.

                  "III FINANCE" means III Finance Ltd., a Cayman Islands corporation.

                  "III FUND" has the meaning set forth in the first paragraph of this Agreement.

                  "III GLOBAL" has the meaning set forth in the first paragraph of this Agreement.

                  "III OFFSHORE ADVISORS" means III Offshore Advisors, a Nevada general partnership.

                  5.2. Interpretation. As used in this Agreement, the word "including" means without limitation, the word "or" is not exclusive and the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein:
(i) to Articles, Sections and Exhibits mean the Articles and Sections of and the Exhibits attached to this Agreement; (ii) to an agreements, instrument or other document means such agreements, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto. The Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. References herein to the knowledge of a party or matters or information known to a party mean the actual knowledge of the officers of such party.

                                   ARTICLE VI

                               GENERAL PROVISIONS

                  Section 6.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) if transmitted by facsimile when confirmation of transmission is received, or (iii) if sent by registered or certified mail, return receipt requested, or by private courier when received; and shall be addressed as follows:

                  If to Buyer, to:
                  Prairie Boy's Investments, Inc.
                  9475 Ulmerton Road
                  Largo, Florida 33771
                  Facsimile No.:
                  Attention:

                  with a copy to:

                  Riden, Earle & Kiefner
                  City Center, North Tower
                  100 Second Avenue South
                  Suite 400
                  St. Petersburg, Florida  33701-4336
                  Facsimile No.:  813-821-3721
                  Attention:  Clifford Hunt, Esq.

                  If to Sellers, to:

                  III Global Ltd.
                  III Fund Ltd.
                  c/o III Offshore Advisors
                  250 Australian Avenue South
                  West Palm Beach, Florida 33401
                  Facsimile No.:
                  Attention:  Warren Mosler

                  with a copy to:

                  Sidley & Austin
                  One First National Plaza
                  Chicago, Illinois 60603
                  Facsimile No.:  (312) 853-7036
                  Attention:  William Kerr, Esq.


or to such other address as such party may indicate by a notice delivered to the other party hereto.

                  Section 6.2 Successors and Assigns. (a) The rights of any party under this Agreement shall not be assignable by such party without the written consent of the other parties.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include, without limitation, in the case of Buyer, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 6.2 any right, remedy or claim under or by reason of this Agreement.

                  Section 6.3 Entire Agreement; Amendments. This Agreement and the Exhibits referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

                  Section 6.4 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party, it is in writing signed by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

                  Section 6.5 Survival of Representations and Warranties. The representations and warranties included herein shall survive the consummation of the purchase and sale of the Securities hereunder.

                  Section 6.6 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

                  Section 6.7 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreements, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Seller and Buyers.

                  Section 6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Florida.

                  Section 6.9 Submission to Jurisdiction. Sellers and Buyer hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby to the non-exclusive jurisdiction of the United States District Court for the Middle District of Florida (Tampa Division) and the jurisdiction of any court of the State of Florida located in Pinellas County and waive any and all objections to jurisdiction that they may have and any claim or objection that any such court is an inconvenient forum.

                  Each party consents to service of process upon it with respect to any such action or proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


                                  III GLOBAL LTD.




                                  By:  /s/ Paul H. Saunders
                                       ----------------------------
                                       Name:  Paul H. Saunders
                                       Title: Director




                                  III FUND LTD.



                                       /s/ Paul H. Saunders
                                       ----------------------------
                                  By:  Name:  Paul H. Saunders
                                       Title: Director




                                  PRAIRIE BOY'S INVESTMENTS, INC.




                                  By:  /s/ Monier Rahall
                                       ----------------------------
                                       Name:  Monier Rahall
                                       Title: Agent